As filed with the Securities and Exchange Commission on August 21, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Stellus Capital Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	46-0937320
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-216138

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.75% Notes due 2022	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The description of the 5.75% Notes due 2022 (the “Notes”) of Stellus Capital Investment Corporation, a Maryland corporation, is incorporated by reference to (i) the section captioned “Description of Our Debt Securities” in the registrant’s registration statement on Form N-2 (File No. 333-216138), declared effective on April 3, 2017, and (ii) the sections captioned “Summary of the Specific Terms of the Notes and the Offering” and “Description of the Notes” in the registrant’s prospectus supplement, dated August 16, 2017, to the registrant’s prospectus, dated April 3, 2017. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above. The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “SCA.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Form of Indenture, between Stellus Capital Investment Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit d.2, as filed with the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-189938) on January 29, 2014).

2

Second Supplemental Indenture relating to the 5.75% Notes due 2022, between Stellus Capital Investment Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit (d)(4), as filed with the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-216138) on August 21, 2017).

3	Form of Global note with Respect to 5.75% Notes due 2022 (incorporated herein by reference to Exhibit (d)(4) and Exhibit A therein, as filed with the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-216138) on August 21, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 21, 2017

Stellus Capital Investment Corporation

By:  /s/ Robert T. Ladd

Name: Robert T. Ladd

Title: Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

1	Form of Indenture, between Stellus Capital Investment Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit d.2, as filed with the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-189938) on January 29, 2014).

2

Second Supplemental Indenture relating to the 5.75% Notes due 2022, between Stellus Capital Investment Corporation and U.S. Bank National Association (incorporated herein by reference to Exhibit (d)(4), as filed with the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-216138) on August 21, 2017).

3	Form of Global Note with Respect to the 5.75% Notes due 2022 (incorporated herein by reference to Exhibit (d)(4) and Exhibit A therein, as filed with the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-216138) on August 21, 2017).